EXHIBIT 99.1

USA Truck Reports Second Quarter 2021 Results

●	2Q 2021 earnings per diluted share of $0.47 versus 2Q 2020 loss per diluted share of $0.11
●	2Q 2021 adjusted earnings per diluted share(a) of $0.50 versus 2Q 2020 adjusted loss per diluted share(a) $0.06
●	2Q 2021 consolidated operating revenue increased 37.4% to a quarterly record of $170.0 million from $123.7 million in 2Q 2020

Van Buren, AR – July 29, 2021 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for three and six months ended June 30, 2021.

For the quarter ended June 30, 2021 (the “2021 Quarter”), consolidated operating revenue was $170.0 million compared to $123.7 million for the quarter ended June 30, 2020 (the “2020 Quarter”).  Base revenue(a) for the 2021 Quarter, which excluded fuel surcharge revenue, was $153.0 million compared to $113.2 million for the 2020 Quarter.  The Company reported net income of $4.2 million, or $0.47 per diluted share for the 2021 Quarter and adjusted net income(a) of $4.4 million, or $0.50 per diluted share, compared to a net loss of $0.9 million, or $0.11 per diluted share and adjusted net loss(a) of $0.5 million, or $0.06 per diluted share for the 2020 Quarter.  The Company’s consolidated operating ratio was 95.9%, compared to 99.2% for the 2020 Quarter.

President and CEO James Reed commented, “For the fourth straight quarter, USA Truck produced the best quarterly EPS in the Company’s history for that respective quarter.  We also set an all time quarterly revenue record of $170.0 million during the quarter.  We are proud of these results, the progress they represent, and the team that worked so hard to achieve them, while acknowledging that we still have much higher goals to achieve and better results that we believe we can produce.

While the pricing environment remains strong, our results also reflect the outcome of structural changes within our business around our network, operational execution, and cultural transformation.  However, despite the improvements in our operational execution the driver market remains extremely difficult to recruit in but, counter-intuitively, our retention is better than it has ever been.  Equipment delivery schedules have slipped and that has affected our fleet age and costs performance, but profitability has improved.  As a result of these efforts, our Trucking segment adjusted operating ratio(a) improved 140 basis points year over year to 96.4%.  USAT Logistics load volume increased 11.2% with revenue up 103.3% year over year and the increased volumes and pricing drove an improvement in adjusted operating ratio(a) for the 2021 Quarter of 580 basis points year over year to 94.7%.”

Trucking: For the 2021 Quarter, Trucking operating revenue (before intersegment eliminations) increased $16.7 million, or 18.9%, to $105.4 million compared to the 2020 Quarter.  Trucking operating income of $3.1 million for the 2021 Quarter reflected an operating ratio of 97.1% compared to operating income of $1.2 million and an operating ratio of 98.7% for the 2020 Quarter.  This represented an increase of $1.9 million year over year in operating income and a 160 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $3.4 million for the 2021 Quarter, reflecting an adjusted operating ratio(a) of 96.4%, compared to adjusted operating income(a) of $1.7 million and an adjusted operating ratio(a) of 97.8% for the 2020 Quarter.  This represented an increase of $1.6 million year over year in adjusted operating income(a) and a 140 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results during the 2021 Quarter:

●	Base revenue per available tractor per week increased $732, or 24.4%, compared to the 2020 Quarter primarily due to the increase in base revenue per loaded mile.
●	Base revenue per loaded mile increased $0.444, or 22.0% compared to the 2020 Quarter as a result of the tight supply market, our improvements in network efficiencies and higher rate realizations during the bidding process.
●	Deadhead percentage improved 190 basis points compared to the 2020 Quarter and 40 basis points compared to the sequential quarter.
●	Loaded miles per available tractor per week increased 29 miles, or 1.9%, compared to the 2020 Quarter.
●	Average number of seated tractors for the 2021 Quarter was 1,787, which represented a decrease of 8.0% when compared to an average of 1,943 in the 2020 Quarter. Average unseated tractor percentage for the 2021 Quarter was 7.0%, an unfavorable change from 5.8% for both the 2020 Quarter and the sequential quarter.

USAT Logistics: Operating revenue (before intersegment eliminations) was $78.7 million for the 2021 Quarter, an increase of $40.0 million, or 103.3% compared to the 2020 Quarter.  Both operating income and adjusted operating income(a) were $3.9 million for the 2021 Quarter, reflecting an operating ratio of 95.1% and an adjusted operating ratio(a) of 94.7%, compared to an operating loss and adjusted operating loss(a) of $0.2 million and an operating ratio and adjusted operating ratio(a) of 100.5% for the 2020 Quarter.  This change represented an increase of $4.0 million year over year in both operating income and adjusted operating income(a) and an improvement of 540 basis points in operating ratio and 580 basis points in adjusted operating ratio(a) compared to the 2020 Quarter.

USAT Logistics operations delivered the following results during the 2021 Quarter:

●	Gross margin dollars increased 106.6% to $9.7 million compared to the 2020 Quarter, and increased 18.3%, or $1.5 million, sequentially.
●	Gross margin percentage improved 20 basis points to 12.4% when compared to 12.2% for the 2020 Quarter, and 40 basis points sequentially from 12.0%.
●	Revenue per load increased 82.9%, or $962 per load compared to the 2020 Quarter, and 2.7%, or $55 per load, sequentially.
●	Load count increased by 3,738 loads, or 11.2% compared to the 2020 Quarter, and 4,030 loads, or 12.2%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Trucking:	2021	2020	2021	2020
Operating revenue (before intersegment eliminations) (in thousands)	$105,361	$88,627	$208,464	$182,622
Operating income (loss) (1) (in thousands)	$3,057	$1,176	$6,577	$(511)
Adjusted operating income (2) (in thousands)	$3,380	$1,733	$7,254	$478
Operating ratio (3)	97.1%	98.7%	96.8%	100.3%
Adjusted operating ratio (4)	96.4%	97.8%	96.1%	99.7%
Total miles (5) (in thousands)	42,700	45,961	84,848	91,680
Deadhead percentage (6)	11.2%	13.1%	11.4%	13.2%
Base revenue per loaded mile	$2.461	$2.017	$2.475	$2.051
Average number of seated tractors	1,787	1,943	1,784	1,907
Average number of available tractors (7)	1,922	2,063	1,907	2,018
Average number of in-service tractors (8)	1,949	2,075	1,936	2,039
Loaded miles per available tractor per week	1,518	1,489	1,525	1,517
Base revenue per available tractor per week	$3,735	$3,003	$3,774	$3,111
Average loaded miles per trip	509	501	515	498

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$78,749	$38,738	$147,130	$74,562
Operating income (loss) (1) (in thousands)	$3,872	$(176)	$6,398	$(801)
Adjusted operating income (loss) (2) (in thousands)	$3,872	$(172)	$6,400	$(797)
Gross margin (9) (in thousands)	$9,733	$4,712	$17,958	$8,681
Gross margin percentage (10)	12.4%	12.2%	12.2%	11.6%
Load count (in thousands)	37.1	33.4	70.2	60.6

1)Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.
8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.

9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of June 30, 2021, total debt and financing lease liabilities was $138.0 million, total debt and financing lease liabilities, net of cash (excluding restricted cash) (“Net Debt”)(a), was $136.1 million and total stockholders’ equity was $93.2 million.  Net Debt(a) to Adjusted EBITDA(a) for the trailing twelve months ended June 30, 2021 was 2.0x.  The Company had $86.6 million available to borrow under its Credit Facility as of June 30, 2021.

Second Quarter 2021 Conference Call Information

USA Truck will hold a conference call to discuss its second quarter 2021 results on Friday, July 30, 2021 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-877-407-9205 (U.S./Canada) or 1-201-689-8054 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://www.webcaster4.com/Webcast/Page/2611/41448.  A telephone replay of the call will also be available for one year from the date of the call.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and financing lease liabilities, net of cash.  The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit) and depreciation and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation and severance costs included in salaries, wages and employee benefits.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, each of which are reconciled to the most comparable GAAP financial measure and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define or calculate these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDA, Adjusted EBITDA, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seeks,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in thousands, except per share data)
Operating revenue	$170,031	$123,737	$328,536	$250,510

Operating expenses:
Salaries, wages and employee benefits	36,488	33,636	73,043	69,481
Fuel and fuel taxes	12,414	8,082	23,858	19,945
Depreciation and amortization	9,163	10,034	18,733	20,045
Insurance and claims	5,181	4,009	10,990	9,866
Equipment rent	2,048	1,880	3,997	3,731
Operations and maintenance	8,783	9,062	15,849	18,399
Purchased transportation	82,938	49,276	157,041	97,090
Operating taxes and licenses	1,323	1,349	2,595	2,508
Communications and utilities	796	906	1,600	1,719
(Gain) loss on disposal of assets, net	(140)	(16)	(317)	22
Asset impairments	—	588	—	588
Other	4,108	3,931	8,172	8,428
Total operating expenses	$163,102	$122,737	$315,561	$251,822
Operating income (loss)	6,929	1,000	12,975	(1,312)

Other expenses:
Interest expense, net	1,014	1,235	2,039	2,919
Other, net	49	64	110	110
Total other expenses, net	1,063	1,299	2,149	3,029
Income (loss) before income taxes	5,866	(299)	10,826	(4,341)
Income tax expense (benefit)	1,673	632	3,036	(859)

Consolidated net income (loss) and comprehensive income (loss)	$4,193	$(931)	$7,790	$(3,482)

Net earnings (loss) per share:
Average shares outstanding (basic)	8,806	8,820	8,826	8,737
Basic earnings (loss) per share	$0.48	$(0.11)	$0.88	$(0.40)

Average shares outstanding (diluted)	8,947	8,820	8,976	8,737
Diluted earnings (loss) per share	$0.47	$(0.11)	$0.87	$(0.40)

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020

	(in thousands)
Net income (loss)	$4,193	$3,597	$5,933	$2,295
Add:
Depreciation and amortization	9,163	9,570	11,418	9,896
Interest expense, net	1,014	1,025	1,270	1,416
Income tax expense	1,673	1,363	2,402	666
EBITDA	16,043	15,555	21,023	14,273
Add:
Non-cash equity compensation	577	168	565	406
Severance costs included in salaries, wages and employee benefits	—	34	50	9
Adjusted EBITDA	$16,620	$15,757	$21,638	$14,688

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

	(in thousands)
Net income (loss)	$4,193	$(931)	$7,790	$(3,482)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	84	34	176
Asset impairment - land	—	137	—	137
Amortization of acquisition related intangibles	323	340	645	680
Income tax effect of adjustments	(82)	(143)	(173)	(253)
Adjusted net income (loss)	$4,434	$(513)	$8,296	$(2,742)

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Earnings (loss) per diluted share	$0.47	$(0.11)	$0.87	(0.40)
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	0.01	0.00	0.02
Asset impairment - land	—	0.02	—	0.02
Amortization of acquisition related intangibles	0.04	0.04	0.07	0.08
Income tax effect of adjustments	(0.01)	(0.02)	(0.02)	(0.03)
Adjusted earnings (loss) per diluted share	$0.50	$(0.06)	$0.92	$(0.31)

NET DEBT RECONCILIATION

	June 30, 2021	December 31, 2020

	(in thousands)
Total current debt and financing lease liabilities	$15,256	$18,446
Long-term debt, less current maturities	74,342	81,352
Financing leases, less current maturities	48,397	54,482
Total Debt	137,995	154,280
Less: Cash, excluding restricted cash	(1,897)	(82)
Net Debt	$136,098	$154,198

ADJUSTED OPERATING RATIO RECONCILIATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated	2021	2020	2021	2020

	(in thousands)
Operating revenue	$170,031	$123,737	$328,536	$250,510
Less: fuel surcharge revenue	(17,073)	(10,534)	(31,315)	(24,546)
Base revenue	$152,958	$113,203	$297,221	$225,964
Operating expense	$163,102	$122,737	$315,561	$251,822
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(84)	(34)	(176)
Asset impairment - land	—	(137)	—	(137)
Amortization of acquisition related intangibles	(323)	(340)	(645)	(680)
Fuel surcharge revenue	(17,073)	(10,534)	(31,315)	(24,546)
Adjusted operating expense	$145,706	$111,642	$283,567	$226,283
Operating income (loss)	$6,929	$1,000	$12,975	$(1,312)
Adjusted operating income (loss)	$7,252	$1,561	$13,654	$(319)
Operating ratio	95.9%	99.2%	96.1%	100.5%
Adjusted operating ratio	95.3%	98.6%	95.4%	100.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Trucking Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$105,102	$87,920	$207,878	$180,921
Intersegment activity	259	707	586	1,701
Operating revenue (before intersegment eliminations)	105,361	88,627	208,464	182,622
Less: fuel surcharge revenue	(12,038)	(8,083)	(22,358)	(19,371)
Base revenue	$93,323	$80,544	$186,106	$163,251
Operating expense (before intersegment eliminations)	$102,304	$87,451	$201,887	$183,133
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(80)	(32)	(172)
Asset impairment - land	—	(137)	—	(137)
Amortization of acquisition related intangibles	(323)	(340)	(645)	(680)
Fuel surcharge revenue	(12,038)	(8,083)	(22,358)	(19,371)
Adjusted operating expense	$89,943	$78,811	$178,852	$162,773
Operating income (loss)	$3,057	$1,176	$6,577	$(511)
Adjusted operating income	$3,380	$1,733	$7,254	$478
Operating ratio	97.1%	98.7%	96.8%	100.3%
Adjusted operating ratio	96.4%	97.8%	96.1%	99.7%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
USAT Logistics Segment	2021	2020	2021	2020

	(in thousands)
Operating revenue	$64,929	$35,817	$120,658	$69,589
Intersegment activity	13,820	2,921	26,472	4,973
Operating revenue (before intersegment eliminations)	78,749	38,738	147,130	74,562
Less: fuel surcharge revenue	(5,569)	(2,618)	(9,866)	(5,695)
Base revenue	$73,180	$36,120	$137,264	$68,867
Operating expense (before intersegment eliminations)	$74,877	$38,914	$140,732	$75,363
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	(4)	(2)	(4)
Fuel surcharge revenue	(5,569)	(2,618)	(9,866)	(5,695)
Adjusted operating expense	$69,308	$36,292	$130,864	$69,664
Operating income (loss)	$3,872	$(176)	$6,398	$(801)
Adjusted operating income (loss)	$3,872	$(172)	$6,400	$(797)
Operating ratio	95.1%	100.5%	95.7%	101.1%
Adjusted operating ratio	94.7%	100.5%	95.3%	101.2%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	June 30, 2021	December 31, 2020

Current assets:	(in thousands, except share data)
Cash and restricted cash (restricted cash of $117 and $243, respectively)	$2,014	$325
Accounts receivable, net of allowance for doubtful accounts of $548 and $617, respectively	80,061	63,984
Other receivables	4,193	2,873
Inventories	1,397	975
Assets held for sale	—	2,635
Prepaid expenses and other current assets	6,475	8,749
Total current assets	94,140	79,541
Property and equipment:
Land and structures	34,120	33,488
Revenue equipment	296,551	305,509
Service, office and other equipment	30,604	30,331
Property and equipment, at cost	361,275	369,328
Accumulated depreciation and amortization	(160,549)	(150,173)
Property and equipment, net	200,726	219,155
Operating leases - right of use assets	25,891	28,154
Goodwill	5,231	5,231
Other intangibles, net	14,460	15,105
Other assets	2,835	3,046
Total assets	$343,283	$350,232
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,069	$27,045
Current portion of insurance and claims accruals	8,814	9,846
Accrued expenses	11,630	10,798
Current finance lease obligations	11,852	11,655
Current operating lease obligations	7,127	6,838
Long-term debt, current maturities	3,404	6,791
Total current liabilities	75,896	72,973
Other long-term liabilities	2,837	4,817
Long-term debt, less current maturities	74,342	81,352
Long-term finance lease obligations	48,397	54,482
Long-term operating lease obligations	19,145	21,690
Deferred income taxes	21,435	23,414
Insurance and claims accruals, less current portion	8,003	6,803
Total liabilities	250,055	265,531
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,252,916 shares, and 12,037,966 shares, respectively	123	120
Additional paid-in capital	62,268	60,692
Retained earnings	86,305	78,515
Less treasury stock, at cost (3,349,720 shares, and 3,293,223 shares, respectively)	(55,468)	(54,626)
Total stockholders' equity	93,228	84,701
Total liabilities and stockholders' equity	$343,283	$350,232